Exhibit 5.1

June 16, 2023

Brookfield Renewable Corporation

250 Vesey Street, 15th Floor

New York, New York 10281

Ladies and Gentlemen:

We have acted as legal counsel to Brookfield Renewable Corporation, a corporation organized under the laws of British Columbia (the “Company”), in connection with the sale and offering (the “Offering”) by the Company of 7,430,000 class A subordinate voting shares (the “Offered Shares”) in accordance with an underwriting agreement dated June 13, 2023 among the Company, Brookfield Renewable Partners L.P. (the “Partnership”) and Scotia Capital Inc., BMO Nesbitt Burns Inc., TD Securities Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., BofA Securities, Inc., National Bank Financial Inc., Wells Fargo Securities Canada, Ltd., Citigroup Global Markets Canada Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Canada Inc., Barclays Capital Canada Inc., HSBC Securities (Canada) Inc., Mizuho Securities USA LLC, Desjardins Securities Inc., iA Private Wealth Inc., Manulife Securities Incorporated, Raymond James Ltd. and Sera Global Securities Canada LP (the “Underwriting Agreement”) and up to 1,110,000 class A subordinate voting shares upon the exercise of the Over-Allotment Option (as defined in the Prospectus) granted pursuant to the same (the “Additional Shares” and, together with the Offered Shares, the “Exchangeable Shares”). The terms of the Offering and the issue of the Exchangeable Shares are detailed in the Prospectus constituting part of the Registration Statement (as defined below).

We have not participated in the preparation of the following in connection with the Offering but have reviewed the same in delivering our opinion set forth herein:

(a)	the joint registration statement on Form F-3 (Nos. 333-258728 and 333-258728-01) (as amended or supplemented, the “Registration Statement”), filed by the Company and the Partnership with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Act”), relating to, among other matters, the registration of the Exchangeable Shares under the Act; and

(b)	the prospectus supplement, dated June 13, 2023, to the base prospectus contained in the Registration Statement (the “Prospectus”).

For the purposes of this opinion, we have examined and relied upon, amongst other things, the following:

1.	the Company’s Notice of Articles and the Company’s Articles, each as amended to date;

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2.	resolutions of the Board of Directors of the Company dated May 3, 2021 and June 2, 2023 that relate, among other things, to the Registration Statement, the Prospectus and the actions to be taken in connection with the Offering;

3.	the Registration Statement;

4.	the Prospectus;

5.	the Underwriting Agreement; and

6.	such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

Based upon the foregoing, we are of the opinion that the Exchangeable Shares have been duly authorized for issuance by all necessary corporate action by the Company, and the Exchangeable Shares, when issued and delivered against payment therefor as contemplated in the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

We are qualified to practice law in the Province of British Columbia and we do not purport to be experts on the law of any other jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein. We do not express any opinion herein concerning any law other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ McMillan LLP